UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

DISH Network Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

 DISH NETWORK CORPORATION

9601 S. Meridian Blvd.

Englewood, Colorado 80112

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2020

The following Notice of Change to Location relates to the Proxy Statement for 2020 (the “Proxy Statement”) of DISH Network Corporation (the “Corporation”), dated March 20, 2020, furnished to shareholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on May 1, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about April 21, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO LOCATION OF 2020 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF DISH NETWORK CORPORATION:

In light of the COVID-19 pandemic, DISH Network Corporation (“DISH Network”) will host its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) virtually.

NOTICE IS HEREBY GIVEN that the Annual Meeting, originally scheduled to be held at DISH Network’s headquarters, will now be held in a virtual-only meeting format via live webcast.  The date and time of the Annual Meeting remain unchanged at 12:00 Noon Mountain Time on Friday May 1, 2020.

The Annual Meeting is being held for the following purposes:

1.	To elect nine directors to our Board of Directors;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	To amend and restate our Employee Stock Purchase Plan;

4.	To hold a non-binding advisory vote on the compensation of our named executive officers; and

5.	To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

This notice supplements DISH Network’s 2020 Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 20, 2020 and subsequently mailed or made available to DISH Network’s shareholders in connection with the solicitation of proxies by DISH Network’s Board of Directors for use at the Annual Meeting.

The March 10, 2020 record date for determining shareholders entitled to vote at the Annual Meeting remains unchanged.

Other than as contained in this notice, there is no change to the Proxy Statement or proxy card.  Shareholders of record as of the record date who have not yet returned a proxy vote are encouraged to do so before the Annual Meeting.  If you have already voted by Internet, by phone or by mail, you do not need to vote again.

Please refer to the “Additional Information About Annual Meeting” section below for further information.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

By Order of the Board of Directors

BRANDON EHRHART
Secretary

Our Annual Report, Proxy Statement and Notice of Internet Availability of Proxy Materials

are Available at proxyvote.com.

ADDITIONAL INFORMATION ABOUT ANNUAL MEETING

Access to the Audio Webcast of the Annual Meeting.  The live webcast of the Annual Meeting will begin promptly at 12:00 Noon Mountain Time.  Online access to the webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for everyone to log in and test their device’s audio system. We encourage everyone to access the meeting in advance of the designated start time.

Log-in Instructions.

•

Shareholders: To be admitted to the Annual Meeting, shareholders of record as of the record date will need to log in to www.virtualshareholdermeeting.com/DISH2020 using the 16-digit control number found on the proxy card, voting instruction form or notice of internet availability previously mailed or made available to shareholders entitled to vote at the Annual Meeting.

•

Non-Shareholders:  Non-shareholders may attend the Annual Meeting but will not have the ability to vote or ask questions.  Non-shareholders will log in to www.virtualshareholdermeeting.com/DISH2020 using the information listed on the web portal.

Technical Assistance.  Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist anyone with any technical difficulties they may have accessing or hearing the virtual meeting.

Voting Prior to or at the Annual Meeting.  An online portal is available to shareholders at www.proxyvote.com where shareholders of record as of the record date can view and download our proxy materials and 2019 Annual Report and vote their shares in advance of the Annual Meeting.  Shareholders of record as of the record date may vote their shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/DISH2020 during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge shareholders of record as of the record date to vote and submit their proxy in advance of the meeting using one of the methods described in the proxy materials.  The proxy card, voting instruction form or notice of internet availability included with previously distributed proxy materials will not be updated to reflect the change in date and format of the meeting.

Submitting Questions; Agenda.  Beginning 15 minutes prior to, and during, the Annual Meeting, shareholders of record as of the record date can view our Agenda for the Annual Meeting, and submit appropriate questions, at www.virtualshareholdermeeting.com/DISH2020.